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                                                                  23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Conceptus, Inc. for the registration of 52,352 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1997, with respect to the consolidated financial statements of Conceptus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG, LLP
Palo Alto, California
June 23, 1997